                                             Exhibit 5
[LOGO]                        Amoco Corporation
                              Law Department
                              Mail Code 2106
                              200 East Randolph Drive
                              Post Office Box 87703 (60680-0703)
                              Chicago, Illinois 60601-7125
Jane Klewin                   312-856-7047
Attorney                      Facsimile: 312-856-4091



April 30, 1997

Amoco Corporation
200 East Randolph Drive
Chicago, Illinois 60601

Gentlemen:

Reference   is  made  to  the  proposed  offering  of  additional
interests ("Interests") in the Amoco Employee Savings Plan, formerly known as the Employee Savings Plan of Amoco Corporation and Participating Companies, as amended and restated effective July 1, 1996, as further amended effective March 10, 1997 (the "Plan"), and to the proposed offering through the Plan of additional shares of Amoco Corporation, an Indiana corporation ("Amoco") common stock without par value (the "Shares") to Amoco employees, employees of certain participating companies that have adopted the Plan, and certain other participants in the Plan. The Trustee (the "Trustee") for the Plan and related trust is State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts.

I am familiar with the Form S-8 Registration Statement (the "Registration Statement") that Amoco is filing with the Securities and Exchange Commission to register Interests in the Plan and the Shares under the Securities Act of 1933, as amended (the "Act"). Amoco has previously filed Registration Statement Numbers 33-42950, 33-66170, 33-52579 and 33-58063 with respect to the interests in the Plan and shares of Amoco common stock.

I have examined:

(a) a certified copy of the Articles of Incorporation of Amoco and all amendments thereto;

(b)   the By-laws of Amoco;

Amoco Corporation
April 30, 1997
Page 2

(c) the Minutes of the Meetings of the Stockholders and the Board of Directors of Amoco and committees thereof that are relevant to matters contained in this opinion; and I have made such other investigation and examined such other documents as I have deemed necessary for the purpose of giving the opinion herein stated.

I am of the opinion that:

1. Amoco is a corporation duly organized and validly existing under the laws of the State of Indiana.

2. The Plan and the Interests therein have been duly authorized and approved and, when issued pursuant to the terms and conditions of the Plan, such Interests will be legally issued, fully paid and non-assessable.

3. It is presently contemplated that the Shares to be acquired by the Plan will not be purchased from Amoco, but will be purchased in the open market or in other transactions not involving Amoco. To the extent that the Shares acquired by the Plan shall constitute Shares issued by and purchased directly from Amoco, such Shares, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the Federal laws of the United States and the Indiana Business Corporation Law, and I am not expressing any opinion as to the effect of the laws of any other jurisdiction. I hereby consent to the use of the foregoing opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement. In giving such consent I do not hereby admit I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,




Jane E. Klewin
Attorney